Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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In re	:	Chapter 11
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ADVANTA CORP., et al., [1]	:	Case No. 09-13931 (KJC)
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Debtors.	:	(Jointly Administered)
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NOTICE OF (A) ENTRY OF ORDER CONFIRMING
DEBTORS’ JOINT PLAN UNDER CHAPTER 11 OF THE BANKRUPTCY
CODE, AS MODIFIED, AND (B) OCCURRENCE OF EFFECTIVE DATE
TO CREDITORS, EQUITY INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:
PLEASE TAKE NOTICE that an order (the “Confirmation Order”) of the Honorable Kevin J. Carey, United States Bankruptcy Judge, confirming the Debtors’ Joint Plan Under Chapter 11 of the Bankruptcy Code, dated November 2, 2010 (as modified February 28, 2011, the “ Plan”) of Advanta Corp. (“Advanta”) and its affiliated debtors in the above-referenced chapter 11 cases, as debtors and debtors in possession (the “Debtors”), was entered by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on February 11, 2011 (the “Confirmation Date”). Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Confirmation Order.
PLEASE TAKE FURTHER NOTICE that the Order is available for inspection during regular business hours in the office of the Clerk of the Bankruptcy Court, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801. The Order is also available on the internet site of the Debtors’ noticing agent, The Garden City Group, Inc., at http://www.advantareorg.com or by accessing the Bankruptcy Court’s website www.deb.uscourts.gov. Please note that a PACER password and login are required to access documents on the Bankruptcy Court’s website.

[1]	The Debtors in these jointly administered Chapter 11 Cases are Advanta, Advanta Investment Corp., Advanta Business Services Holding Corp., Advanta Business Services Corp., Advanta Shared Services Corp. (“ASSC”), Advanta Service Corp. (“ASC”), Advanta Advertising Inc., Advantennis Corp., Advanta Mortgage Holding Company, Advanta Auto Finance Corporation (“Advanta Auto Finance”), Advanta Mortgage Corp. USA (“AMCUSA”), Advanta Finance Corp. (“Advanta Finance”), Advanta Ventures Inc., BE Corp. (f/k/a BizEquity Corp.), ideablob Corp., Advanta Credit Card Receivables Corp. (“ACCRC”), Great Expectations International Inc., Great Expectations Franchise Corp., and Great Expectations Management Corp.

PLEASE TAKE FURTHER NOTICE that the Effective Date (as defined in the Plan) occurred on February 28, 2011 and the Plan was substantially consummated.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan, the deadline for filing proofs of Claim for damages arising out of the rejection of an executory contract or unexpired lease pursuant to Section 8.1 of the Plan (“Rejection Damage Claims”) is March 30, 2011 (the “Rejection Damages Bar Date”).
PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan, the deadline for filing proofs of or requests for payment of Administrative Expense Claims (“Administrative Expense Requests”) is April 29, 2011 (the “Administrative Expense Request Deadline”).
PLEASE TAKE FURTHER NOTICE that all Rejection Damage Claims and Administrative Expense Requests should be submitted to the following:

If By Mail:	If By Hand or Overnight Courier:

The Garden City Group, Inc. Attn: Advanta Corp. P.O. Box 9562 Dublin, Ohio 43017-4862	The Garden City Group, Inc. Attn: Advanta Corp. 5151 Blazer Parkway, Suite A Dublin, Ohio 43017
Rejection Damage Claims and Administrative Expense Requests will be deemed timely filed only if actually received by The Garden City Group, Inc. on or before the Rejection Damages Bar Date or Administrative Expense Request Deadline, as applicable. Rejection Damage Claims and Administrative Expense Requests may not be delivered by facsimile, telecopy, or electronic mail transmission.
PLEASE TAKE FURTHER NOTICE that if you have a Rejection Damage Claim or are required to file an Administrative Expense Request pursuant to Section 2.1(a) of the Plan and fail to do so by the Rejection Damages Bar Date or the Administrative Expense Request Deadline, as applicable, your Rejection Damage Claim or Administrative Expense Claim, as applicable, shall be forever barred.
PLEASE TAKE FURTHER NOTICE that all applications for final allowance of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 328 and 330 of the Bankruptcy Code or applications for allowance of Administrative Expense Claims arising under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (collectively, “Final Fee Applications”) shall be due on or before April 14, 2011 (the “Final Fee Application Deadline”). A hearing (the “ Final Fee Hearing”) to consider the Final Fee Applications will be held before the Honorable Kevin J. Carey, United States Bankruptcy Judge, in Room 5 of the Bankruptcy Court, 824 North Market Street, 5th Floor, Wilmington, Delaware 19801 on September 13, 2011 at 10:00 a.m. or on such earlier date as the Fee Auditor, the Trustees and the applicable professionals agree. The Final Fee Hearing may be continued from time to time without further notice other than the announcement by the Trustee in open court of the adjourned date(s) at the Final Fee Hearing or any continued hearing or as indicated in any notice of agenda of matters scheduled for hearing filed with the Bankruptcy Court.

PLEASE TAKE FURTHER NOTICE that the provisions of the Plan shall bind any holder of a Claim against, or interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or interest, including any Equity Interest, of such holder is impaired under the Plan, whether or not such holder has accepted the Plan, and whether or not such holder is entitled to or received a distribution under the Plan.
PLEASE TAKE FURTHER NOTICE that the Plan contains an injunction which prevents, among other things, any holder of any Claim or Equity Interest or any other party in interest, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind (whether directly, derivatively or otherwise) against the Debtors related to a Claim or Equity Interest, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors, or against the property or interests in property of the Debtors, (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors, or (v) pursuing any Claim or Interest released pursuant to Section 10.7 of the Plan. Such injunction shall extend to any successors of the Debtors and their respective properties and interest in properties.
PLEASE TAKE FURTHER NOTICE that all Causes of Action against the Debtors that are not otherwise released under the Plan (other than with respect to federal taxes of Advanta and ASC) shall be channeled to the applicable Liquidating Trusts and be subject to the jurisdiction of the Bankruptcy Court. Any Cause of Action brought against any Trust or any Trustee may only be brought before and heard by the Bankruptcy Court.
Dated: March 1, 2011
Wilmington, Delaware
/s/ Zachary I. Shapiro
Mark D. Collins (No. 2981)
Paul N. Heath (No. 3704)
Chun I. Jang (No. 4790)
Zachary I. Shapiro (No. 5103)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

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WEIL, GOTSHAL & MANGES LLP
Marcia L. Goldstein
Robert J. Lemons
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

ATTORNEYS FOR
DEBTORS AND DEBTORS IN
POSSESSION

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